UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDP	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 9, 2024, the Registrant issued a press release announcing the commencement of the solicitation of proxies to approve an amendment to the Registrant’s Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Preferred Stock (“Series A Certificate”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 9, 2024, the Registrant provided a slide presentation to accompany its proxy statement with respect to the solicitation of proxies to approve an amendment to the Series A Certificate. A copy of the slides is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement

Statements contained in the exhibits that state the Registrant’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Registrant’s actual results could differ materially from those projected in such forward-looking statements. The Registrant does not assume any obligations to update any of the forward-looking statements contained in the exhibits to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated July 9, 2024.

99.2	Slide presentation dated July 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date:	July 9, 2024	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

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Exhibit 99.1

CareCloud Proposes Amendment to the Terms of its Series A Preferred Stock

SOMERSET, N.J., July 9, 2024 (GLOBE NEWSWIRE) — CareCloud, Inc. (the “Company”) (Nasdaq: CCLD CCLDO, CCLDP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced that it has begun soliciting proxies from the holders (the “Series A Preferred Shareholders”) of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) to approve an amendment to the Company’s Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock Proposal”). Under the Preferred Stock Proposal, holders of Series A Preferred Stock would receive similar change of control protections to those afforded to holders of the Company’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”). The future dividends of the Series A Preferred Stock would mirror that of the Series B Preferred Stock, and the Company would, going forward, have the right to exchange the shares of Series A Preferred Stock for shares of common stock at the liquidation preference value of $25 per share, plus any accrued and unpaid dividends.

Mahmud Haq, Founder and Executive Chairman of the Board of Directors of CareCloud, stated, “We are confident that the changes we have proposed to the terms of our Series A Preferred Stock are in the best interest of our company and all classes of shareholders. These changes would best position our shareholders for a future transaction, if any, and enable us to continue to add value as we grow CareCloud.”

The Proxy. On July 8, 2024, the Company filed a Definitive Proxy Statement (the “Proxy”) relative to a Special Meeting of Series A Preferred Shareholders (the “Special Meeting”). This Proxy, in turn, is the result of the capital structure analysis that was performed by Citizens JMP, which was prompted by the Board’s exercise of its fiduciary duty in response to an unsolicited indication of interest to acquire the Company (as more fully discussed in our press releases dated May 9 and May 13, 2024).

The Proxy seeks approval of the Preferred Stock Proposal which, if approved by holders of two-thirds (66 2/3%) of the Series A Preferred Stock, would modify the terms of the Series A Preferred Stock by:

(i)	Change of Control Rights. Adding a change of control provision, as presently afforded to holders of Series B Preferred Stock, that would require an acquirer of a controlling interest in the Company’s common stock to redeem (if requested) the Series A Preferred Stock in exchange for shares of the Company’s common stock based on a $25 per share liquidation preference plus any accumulated and unpaid dividends (as opposed to the current terms which would permit an acquirer of the Company to leave the Series A Preferred Stock outstanding after a transaction as a security of a public reporting entity after paying any accumulated and unpaid dividends);

(ii)	Equivalent Dividend Rate. Changing the dividend to 8.75% per annum (consistent with the dividend of the Series B Preferred Stock); and

(iii)	Exchangeability. Introducing an exchange feature that would enable the Company, at its option, to cause the outstanding shares of the Series A Preferred Stock, at any time, to be automatically exchanged for a number of shares of common stock equal to the quotient obtained by dividing (1) the sum of (a) the $25.00 per share liquidation preference, and (b) the amount of any accumulated and unpaid dividends on such share of Series A Preferred Stock being exchanged by (2) the volume weighted average price of the shares of the Company’s common stock.

Ownership Interest of Directors and Named Officers. Directors and named executive officers of the Company beneficially owned the following percentages of the below listed classes of shares as of June 30, 2023 and 2024, respectively, and during this period, the ownership interests increased by the following percentages year-over-year:

Class	6/30/2023	6/30/2024	YoY % increase
Common Stock	34.7%	38.3%	10%
Series A Preferred Stock	0%	0%	0%
Series B Preferred Stock	1.8%	2.7%	50%

Date and Timing. The Special Meeting date is August 23, 2024. This is consistent with the minimum timeline required by the Securities and Exchange Commission, while affording approximately 40 days for the solicitation of proxies.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

Important Additional Information and Where To Find It. CareCloud filed with the SEC a Definitive Proxy Statement on Schedule 14A on July 8, 2024, with respect to its future solicitation of proxies for the Special Meeting of Series A Preferred Shareholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). The information contained in this press release is merely a summary of certain relevant portions of the Definitive Proxy Statement and it is important that Series A Preferred Shareholders review the entirety of the filing. SERIES A PREFERRED SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CARECLOUD’S FILING. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by CareCloud free of charge through the website maintained by the SEC at www.sec.gov. The Notice of the Special Meeting of Series A Preferred Shareholders and our Definitive Proxy Statement for the Special Meeting, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 are available at www.sec.gov.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Bill Korn

CareCloud, Inc.

ir@carecloud.com

Exhibit 99.2